Forward Air Corporation Announces Acquisition of Multi-Modal
GREENEVILLE, Tenn.--(BUSINESS WIRE)-Nov. 3, 2014-- Forward Air Corporation (NASDAQ:FWRD) today announced that its subsidiary, Central States Trucking Co. (“CST”), has purchased substantially all of the assets of Multi-Modal Trucking, Inc. and Multi-Modal Services, Inc. (together referred to as “Multi-Modal” in this release), intermodal service providers based out of Indianapolis, Indiana. Multi-Modal provides intermodal drayage, devanning, transloading and warehousing services primarily within the Midwest region of the United States. The purchase price was $5.75 million, plus an earn-out capped at $1 million. The transaction was funded by Forward Air’s cash reserves.
During calendar year 2013, Multi-Modal generated approximately $8.5 million in revenue. Multi-Modal is expected to be accretive to Forward Air’s earnings in 2015.
About Forward Air Corporation
Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.
Forward Air, Inc. is a leading provider of time-definite surface transportation and related logistics services to the North American expedited ground freight market. We offer our customers local pick-up and delivery (Forward Air CompleteSM) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); intermodal/drayage (Central States Trucking Co.); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling.
Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.
Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.
Important Information
This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance, including, without limitation, statements as to Multi-Modal or the anticipated benefits of the transaction. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Forward Air Corporation
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com